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                                                                    EXHIBIT 23.1


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-60580 and 333-13895) and Form S-3 (Registration No. 333-19195) of our report dated February 12, 1998 on the financial statements included in the 1997 annual report on Form 10-K of Life Medical Sciences, Inc.


Richard A.  Eisner & Company, LLP.


New York, New York
March 27, 1998